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                                                                   Exhibit 5.0




                               January 29, 1997



Michael J. Canney, President
Touch Tone America, Inc.
4110 North Scottsdale Road, Suite 170
Scottsdale, AZ 85251

       Re:   SEC Registration Statement on Form S-4 (SEC File No. 333-17403)

Dear Gentlemen:

     I am counsel for Touch Tone America, Inc., a California corporation (the "Company") in connection with its proposed business combination with Arcada Communications, Inc. and the resulting share issuance under the Securities Act of 1933, as amended, of 12,500,000 shares of the Company's Common Stock and 1,500,000 shares of the Company's Series B Preferred Stock through a Registration Statement on Form S-4 as to which this opinion is a part, previously filed with the Securities and Exchange Commission (the "Commission").

     In connection with rendering my opinion as set forth below, I have reviewed and examined originals or copies identified to my satisfaction of the following:

     (1) Certificate and Amended Certificate of Incorporation of the Company as filed with the Secretary of State of the State of California.

     (2) Minute Book containing the written deliberations and resolutions of the Board of Directors and Shareholders of the Company.


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Michael J. Canney, President
January 29, 1997
Page 2



     (3) The Registration Statement and the Preliminary prospectus contained within the Registration Statement.

     (4) The other exhibits to the Registration Statement filed with the Commission.

     I have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as I have deemed necessary or appropriate under the circumstances.

     Based upon the foregoing and in reliance thereon, it is my opinion that the 12,500,000 shares of the Company's Common Stock and 1,500,000 shares of the Company's Series B Preferred Stock, have been duly and validly authorized, legally issued, and are fully paid and non-assessable.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part thereof.


                                       Very truly yours,


                                       /s/ John B. Wills
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